                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         Bowmar Instrument Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

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
                         BOWMAR INSTRUMENT CORPORATION
                         5080 N. 40TH STREET, SUITE 475
                             PHOENIX, ARIZONA 85018


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To be held on February 2, 1996


NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Bowmar Instrument Corporation, an Indiana corporation ("Corporation"), will be held at the offices of White Microelectronics, a division of the Corporation, 4246 East Wood Street, Phoenix, Arizona 85040, on February 2, 1996, at 11:00 A.M., Mountain Standard time, for the following purposes:

         1.  To elect six directors of the Corporation;

         2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants of the Corporation and its subsidiaries for the fiscal year ending September 28, 1996; and

         3. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on December 18, 1995, as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting.


                                 By order of the Board of Directors,





                                    JOSEPH G. WARREN, JR.
                                        Secretary


Phoenix, Arizona
December 29, 1995


YOU ARE URGED TO SPECIFY YOUR CHOICES, DATE AND SIGN THE ACCOMPANYING PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                         BOWMAR INSTRUMENT CORPORATION
                         5080 N. 40TH STREET, SUITE 475
                             PHOENIX, ARIZONA 85018

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                February 2, 1996

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board") of Bowmar Instrument Corporation, an Indiana corporation ("Bowmar" or "Corporation"), to be used at the Annual Meeting of Shareholders of the Corporation, to be held at the offices of White Microeletronics, a division of the Corporation, 4246 East Wood Street, Phoenix, Arizona 85040, on February 2, 1996, at 11:00 A.M., Mountain Standard time, and at any adjournments thereof, pursuant to the accompanying Notice of Meeting.

VOTING

You are requested to complete, date and sign the accompanying proxy and return it promptly to the Corporation in the enclosed envelope. The proxy may be revoked at any time before it is voted by written notice to the Corporation prior to the start of the meeting, and any shareholder attending the meeting may vote in person whether or not he has previously submitted a proxy. Where no instructions are indicated, proxies will be voted in accordance with the recommendations of the Board of Directors as specified in this Proxy Statement. A favorable vote of the holders of a majority of the outstanding shares of both the Corporation's Common Stock, without par value (stated value $.10 per share) ("Common Stock"), and the shares of the Corporation's $3.00 Senior Voting Cumulative Preferred Stock, par value $1.00 per share ("$3.00 Preferred Stock"), present in person or by proxy, voting together as a class, is required for the approval of each matter to be voted on.

The Board has fixed the close of business on December 18, 1995, as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting. The transfer books of the Corporation will not be closed. On the record date, there were 6,454,874 outstanding shares of Common Stock and 119,990 shares of $3.00 Preferred Stock, the holders of which are entitled to one vote per share.

This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy are being mailed to the Corporation's shareholders on or about December 29, 1995.

PRINCIPAL STOCKHOLDERS

As of December 1, 1995, there were no beneficial owners of more than 5% of the Corporation's Common Stock known to the Corporation except as shown in the information regarding beneficial holdings of the Corporation's Common Stock by directors and officers of the Corporation on pages 2 and 3 hereof.

                             ELECTION OF DIRECTORS

Six directors of the Corporation are to be elected to the Board at the meeting. Each such director will be elected to serve in accordance with the By-Laws of the Corporation until the next annual meeting of shareholders and until his successor is duly elected and qualified. The favorable vote of holders of a majority of the combined total shares of Common Stock and $3.00 Preferred Stock represented at the meeting in person or by proxy is required to elect each nominee for director.

NOMINEES

It is the intention of the individuals named in the enclosed form of proxy to vote such proxy for the election as directors of the persons hereinafter named. The Board has no reason to believe that any of the nominees will not be available for election as a director. However, should any of them become unwilling or unable to accept election, it is intended that the individuals named in the enclosed proxy may vote for the election of such other person or persons as the Board may recommend.

Set forth below is information concerning the nominees for election to the Board indicating the number of shares of Common Stock beneficially owned at December 1, 1995, by (a) each director and nominee, and (b) all directors and officers as a group. None of the nominees owned any shares of $3.00 Preferred Stock.

                                                                                           Shares of Common Stock
                                                                                             Beneficially Owned
Name and Age                               Information About Nominees                        (Percent of Class)
------------                               --------------------------                        ------------------
FRED N. GERARD                    Counsel since November 1992 to Bryan Cave,                  19,000 (1)  0.28%
(65)                              the Corporation's corporate counsel, in that
                                  firm's Phoenix, Arizona office. Previously,
                                  during 1991 and 1992, he was with Scult,
                                  Lazarus, French, Zwillinger and Smock and
                                  Gallagher & Kennedy. Prior thereto, for more
                                  than five years, he was a partner in the New
                                  York office of Seyfarth, Shaw, Fairweather &
                                  Geraldson. Mr. Gerard also serves as director
                                  of Hearx Ltd. He has been a director of the
                                  Corporation since 1977.

THOMAS K. LANIN                   Elected President and CEO of the Corporation               239,000 (2)  3.54%
(52)                              in 1995. Mr. Lanin had previously served as
                                  Vice President Finance, Chief Financial Officer,
                                  Secretary and Treasurer since 1987. He has
                                  been a director since 1988.

STEVEN P. MATTEUCCI               Vice President with DMB Associates, Inc., an                10,000 (3)  0.15%
(39)                              investment firm, since 1995. Co-owner of
                                  Insurance West from 1989 to 1995. Elected a
                                  director of the Corporation in July, 1995.

DAN L. MCGURK                     A private investor. From  August 1985 to the                19,000 (1)  0.28%
(69)                              present he has been Chairman and Treasurer of
                                  Southland Title Corporation, a title insurance
                                  company. Mr. McGurk also serves as a director
                                  of Newport Corporation and Datum, Inc. He
                                  has been a director of the Corporation since
                                  1979.

THOMAS M. REAHARD                 Founder in 1984, and Chairman and CEO of                    10,000 (3)  0.15%
(43)                              Symmetry Software Corporation, a computer
                                  software development company. Elected a
                                  director of the Corporation in November, 1995.

EDWARD A. WHITE                   Elected Chairman of the Board on October 22,             1,535,623 (4) 22.77%
(67)                              1983.  He also served as Chief Executive Officer
                                  from October 22, 1983 to January 31, 1992. Mr.
                                  White, the founder of the Corporation, was
                                  President, Chief Executive Officer and
                                  Chairman of the Board of Directors of the
                                  Corporation from its incorporation in 1951
                                  until February 1975. From June 1980 to May
                                  1986, Mr. White served as Chairman and Chief
                                  Executive Officer of White Technology, Inc.,
                                  which was purchased by the Corporation on May
                                  20, 1986.

Directors & Officers as a group                                                            1,847,623     27.40%
(7 persons)


(1) Includes options to purchase 18,000 shares of Common Stock granted under the Corporation's Non- Qualified Stock Option Plan for Non-Employee Directors.

(2) Includes options to purchase 40,000 shares of Common Stock granted under the Corporation's 1986 Stock Option Plan. Of these options, 15,000 were granted on October 23, 1987, and are 100% exercisable at $1.75. On August 15, 1991, 25,000 of these options were granted and are 100% exercisable at $2.00. Also included are options to purchase 182,000 shares of Common Stock granted under the Corporation's 1994 Flexible Stock Plan. Of these options, 7,000 shares were granted on February 3, 1995, with 3,500 shares exercisable on February 3, 1996 and the remaining shares exercisable on February 3, 1997, at a price of $3.125. 175,000 options were granted on July 28, 1995, with 87,500 exercisable on July 28, 1996 and the remaining options exercisable on July 28, 1997 at a price of $3.375 per share. Also includes 10,000 shares of Common Stock granted on February 3, 1989, under the Corporation's Restricted Stock Award Plan. The restrictions began to lapse on 20% of these shares on February 3, 1993, and on each February 3, until 1997. Includes 5,000 shares of Common Stock granted on October 15, 1993, under the Corporation's Restricted Stock Award Plan. Restrictions on 50% of these shares lapsed on October 15, 1994 and restrictions on the balance lapsed on October 15, 1995.

(3) Includes options to purchase 10,000 shares of Common Stock granted under the Corporations' Non- Qualified Stock Option Plan for Non-Employee Directors.

(4) Mr. White has advised the Corporation that 230,000 shares, 150,000 shares, and 50,000 shares of Common Stock owned by him are pledged to Bank One Arizona, Phoenix, Arizona, Fort Wayne National Bank, Fort Wayne, Indiana, and Valley Commercial Bank, Phoenix, Arizona, respectively. The Corporation understands that the terms of such pledges provide that, in the event of default by Mr. White in the payment of amounts owed, the lending institutions are entitled to take ownership of such shares of Common Stock. Mr. White has advised the Corporation that the pledges of shares are in support of his personal loans. Mr. White has further advised the Corporation that none of the loans is in default.

CERTAIN TRANSACTIONS

See "Compensation Committee Interlocks and Insider Participation" elsewhere in this Proxy Statement.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ALL OF THE ABOVE-NAMED NOMINEES AS DIRECTORS OF THE CORPORATION.

MEETINGS AND COMMITTEES OF THE BOARD

The Board met seven times during fiscal 1995. Each director of the Corporation attended at least 75 percent of the aggregate of the total number of meetings of the Board and each committee on which he served. During fiscal 1995 the Board had an Audit Committee, which recommended engagement of independent auditors, reviewed the arrangement and scope of the audit, and considered comments made by the independent auditors. The Audit Committee consists of Messrs. McGurk (chairman), Gerard and Reahard. During fiscal 1995 the Audit Committee met once.

During fiscal 1995 the Board had a Compensation Committee, which administered the Corporation's compensation and stock option plans. During fiscal 1995 the Compensation Committee met once. The Compensation Committee is described elsewhere in this Proxy Statement.

DIRECTOR COMPENSATION

Each of the directors of the Corporation, who are not also officers of the Corporation, were paid $3,000 per quarter for fiscal year 1995 plus $500 for each Board and Committee meeting attended and related expenses. In addition, under the Corporation's Non-Qualified Stock Option Plan for Non-Employee Directors, upon reelection on February 3, 1995, each of the outside directors were granted an option to acquire 4,000 shares of Common Stock at a price of $3.125 per share, being 100% of the fair market value of the Common Stock as of the close of business on the day immediately prior to reelection. Under the Plan each option vests as to 2,000 shares six months following the date of grant and, as to the balance, one year after such date. Also under the Corporation's Non-Qualified Stock Option Plan for Non-Employee Directors, Mr. Matteucci and Mr. Reahard each was granted an option to acquire 10,000 shares of Common Stock at a price of $3.375 per share, being 100% of the fair market value of the Common Stock as of the close of business on the day immediately prior to their election.

SECURITIES OWNERSHIP REPORTS

The Federal Securities Laws require the Corporation's directors and officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of any equity securities of the Corporation.

To the Corporation's knowledge (based solely on review of the copies of such reports furnished to the Corporation), all of the Corporation's officers, directors and beneficial owners of greater than ten percent of the Corporation's equity securities made all required filings.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation for services rendered in all capacities to Bowmar and its subsidiaries during the 1995, 1994 and 1993 fiscal years, of those persons who were at fiscal year-end 1995 (i) the chief executive officer and (ii) the other most highly compensated executive officer whose salary and bonus exceed $100,000 (iii) The individual who served as President and Chief Executive Officer until June 2, 1995 (all three persons are hereafter referred to as the "Named Executive Officers"):

================================================================================
                           SUMMARY COMPENSATION TABLE
================================================================================

                                Annual Compensation     Long Term Compensation
                                                               Awards
                                -------------------     ----------------------
                                                                                  All Other
                                Salary        Bonus           Options/          Compensation
Name & Principal        Year     ($)           ($)              SARs                 ($)
Position                                                         (#)                 (a)
--------------------------------------------------------------------------------------------
GARDINER S. DUTTON (B)  1995  $219,333     $ 36,000(c)         10,000               1,500
 Consultant             1994   210,000       95,000                 0               2,310
                        1993   210,000        4,338                 0               2,905
--------------------------------------------------------------------------------------------
EDWARD A. WHITE         1995  $121,500     $ 13,500                 0              $1,822
 Chairman               1994   121,500       13,500                 0               1,367
                        1993   135,000            0                 0               1,499
--------------------------------------------------------------------------------------------
THOMAS K. LANIN         1995  $150,982(d)  $ 44,589(c)        182,000              $1,890
 President, Chief       1994   126,000       57,000                 0               1,566
 Executive Officer      1993   126,000        2,903                 0               1,864
--------------------------------------------------------------------------------------------

(a) All Other Compensation includes contributions by the Corporation to its 401(k) Plan.

(b) Mr. Dutton served as President and Chief Executive Officer for approximately 2/3 of the fiscal year and as a consultant for the balance of the year. The above compensation represents the total amount received in both capacities.

(c) Bonuses were paid in accordance with the policy established by the Board and the Compensation Committee (See "Report of the Board and the Compensation Committee" elsewhere in this Proxy Statement).

(d) Represents total compensation received by Mr. Lanin in his capacity both as Vice President of Finance, and as President and Chief Executive Officer. Mr. Lanin's salary will be $175,000 for fiscal 1996.

EMPLOYMENT AGREEMENTS

Mr. Dutton has an employment agreement with the Corporation dated August 15, 1991, amended June 2, 1995, which continues through September 28, 1996. Mr. Dutton is currently a consultant to the Corporation and receives a salary of $200,000 per year.

In connection with his employment agreement Mr. Dutton received a non-qualified option to purchase, for ten years, 275,000 shares of Common Stock of the Corporation at a price of $1.375 per share, the closing price of the Common Stock on the American Stock Exchange on August 13, 1991, the last date prior to the date of grant on which the Common Stock was traded. Options to purchase 200,000 of these shares, all of which are vested, remain unexercised at December 1, 1995.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

The following table sets forth information with respect to the unexercised options to purchase the Corporation's Common Stock granted in years prior to fiscal 1995 and held by the Named Executive Officers at fiscal year-end 1995:

================================================================================
                    AGGREGATED FISCAL YEAR-END OPTION VALUE
================================================================================

                                                            Value of Unexercised
                            Number of Unexercised              In-the-Money
                                 Options at                     Options at
                               Fiscal Year-End                Fiscal Year-End
                                     (#)                            ($)
                            ---------------------           --------------------
Name                     Exercisable    Unexercisable           Exercisable
----                     -----------    -------------           -----------
GARDINER S. DUTTON         200,000         10,000                 $275,000

EDWARD A. WHITE                0              0                      N/A

THOMAS K. LANIN             40,000        182,000                 $ 49,375
--------------------------------------------------------------------------------


Mr. Dutton received options on 10,000 shares of Common Stock of the Corporation, in February 1995. The price is $3.125 per share, which was the closing price on the American Stock Exchange, on the last day prior to the date of grant.

Mr. Lanin received options on 7,000 shares of Common Stock of the Corporation, in February 1995 and 175,000 shares of Common Stock of the Corporation in July 1995. The price is $3.125 and $3.375 per share respectively, each being the closing price on the American Stock Exchange on the last day prior to each date of grant.

Mr. Dutton exercised options on 25,000 shares of Common Stock in July, 1995. No other Named Executive Officers exercised stock options during fiscal 1995.

REPORT OF THE BOARD AND THE COMPENSATION COMMITTEE

The Board and the Compensation Committee of the Board ("Committee"), which Committee consists entirely of non-employee directors, establishes the compensation program and policy for, and determines the compensation of, the Named Executive Officers. The current program consists of the following key elements: annual payments of salary and bonuses, periodic grants of nonqualified stock options, and periodic grants of restricted stock awards. Each element has a different purpose. Salary and bonus payments are principally designed to reward current and past performance. Stock options and restricted stock awards are primarily designed to provide incentives for superior long-term future performance, and may be forfeited if the Named Executive Officer leaves the Corporation before the relevant vesting period. In determining the amount and form of executive compensation to be paid or awarded in fiscal 1995, the Board and the Committee considered overall performance rather than a formula based on any particular performance measure. The Board and the Committee applied this subjective standard in determining the Chief Executive Officer's compensation (Mr. Lanin not participating as to his own compensation). The Board and the Committee reviewed and accepted Mr. Lanin's recommendation regarding the compensation of Mr. White (Mr. White not participating as to his own compensation).

Board: Edward A. White, Fred N. Gerard, Thomas K. Lanin, Steven P. Matteucci, Dan L. McGurk, Thomas M. Reahard

Compensation Committee: Fred N. Gerard, Chairman, Dan L. McGurk, Steven P. Matteucci

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Corporation has retained as legal counsel the law firm of Bryan Cave of which Mr. Gerard is counsel during fiscal 1995 and proposes to retain that firm in that capacity in fiscal 1996.


MANAGEMENT INCENTIVE PROGRAM

The Corporation's Management Incentive Program provides for the payment of incentive compensation awards to executive officers, senior management and employees based upon the earnings of the Corporation's Technologies and White Microelectronics divisions. The Management Incentive Program may be amended or terminated at any time by the Board. In addition, the Board may provide for discretionary awards.

Payments of bonus awards under the Management Incentive Program for fiscal 1995 were made subsequent to October 1, 1995 and include payments to Named Executive Officers shown as "Bonus" in the "Summary Compensation Table" elsewhere in this Proxy Statement.

COMMON STOCK PERFORMANCE

The line graph which follows compares five years of yearly percentage changes in the cumulative total shareholder return on the Common Stock against the cumulative total return on the AMEX Market Value Index and the AMEX High Technology Index.*

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
           AMONG BOWMAR INSTRUMENT CORP., THE AMEX MARKET VALUE INDEX
                       AND THE AMEX HIGH TECHNOLOGY INDEX

                            9/90     9/91     9/92     9/93     9/94     9/95
--------------------------------------------------------------------------------
BOWMAR INSTRUMENT CORP.     $100     $375     $350     $338     $688     $550

AMEX MARKET VALUE           $100     $122     $122     $150     $149     $177

AMEX HIGH TECHNOLOGY        $100     $160     $150     $178     $186     $247
--------------------------------------------------------------------------------

* $100 INVESTED ON 09/30/90 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING SEPTEMBER 30.

                     Graph produced by Research Data Group

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board, upon recommendation of its Audit Committee, none of whose members is an employee of the Corporation, intends to reappoint the firm of Coopers & Lybrand L.L.P., independent accountants, to be auditors of the Corporation and its subsidiaries for the fiscal year ending September 28, 1996. Coopers & Lybrand L.L.P. served as auditors of the Corporation and its subsidiaries for the fiscal year ended September 30, 1995. Although it is not required to do so, the Board of Directors is submitting the appointment of Coopers & Lybrand L.L.P. for ratification by shareholders in order to ascertain the views of the shareholders. If such appointment is not ratified, the Board will consider, but not necessarily select other auditors.

Representatives of Coopers & Lybrand L.L.P. will be present at the shareholders' meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions. The Corporation has been advised by Coopers & Lybrand L.L.P. that no member of that firm has any financial interest, either direct or indirect, in the Corporation or any of its subsidiaries, and it has had no connection with the Corporation or any of its subsidiaries in any capacity other than that of independent public accountants.

During the year ended September 30, 1995, Coopers & Lybrand L.L.P. rendered to the Corporation, in addition to audit services, certain non-audit professional services. The audit services rendered included the audit of the annual financial statements, post-issuance reviews of quarterly financial results, and the audit of the 401k and pension plans. Non-audit services involved tax assistance.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE RETENTION OF COOPERS & LYBRAND L.L.P. AS THE CORPORATION'S INDEPENDENT ACCOUNTANTS.

                                 OTHER MATTERS

The Board of Directors does not know of any other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgement on such matters.

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy will be borne by Bowmar. In addition to the solicitation of proxies by use of the mails, the Corporation will utilize its stock transfer agent, American Stock Transfer and Trust Company, to assist in the solicitation at no additional cost beyond the annual retainer. The Corporation also may utilize the services of some of its officers and regular employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by telephone and telegraph. The Corporation will request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

A copy of Bowmar's Annual Report to Shareholders for the fiscal year ended September 30, 1995, accompanies this Proxy Statement. The Annual Report includes the Corporation's Annual Report on Form 10-K for such fiscal year, without exhibits, substantially as filed with the Securities and Exchange Commission. Copies of the omitted exhibit list are available to any shareholder free of charge. Copies of the omitted exhibits are available for a fee equal to the Corporation's reasonable expenses in furnishing such exhibits. Shareholders desiring copies of either should address a written request to Mr. Joseph G. Warren, Jr., Secretary, Bowmar Instrument Corporation, 5080 North 40th Street, Suite 475, Phoenix, Arizona 85018, and are asked to mark "1995 10-K Request" on the outside of the envelope containing the request.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

Proposals of shareholders intended to be presented at the 1997 Annual Shareholders' Meeting must be received at Bowmar's offices at 5080 North 40th Street, Suite 475, Phoenix, Arizona, 85018, prior to September 1, 1996, for inclusion in the 1997 Proxy Statement and form of proxy.

                                       By order of the Board of Directors,


                                           JOSEPH G. WARREN, JR.
                                                Secretary

December 29, 1995